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                                                                   EXHIBIT 10.23

                                  AMENDMENT TO

                      AMENDED EMPLOYMENT AGREEMENT BETWEEN

                              DOMINION HOMES, INC,

                                       AND

                         Peter J. O'Hanlon ("EMPLOYEE")

WHEREAS, Dominion Homes, Inc. ("Dominion") and Employee, collectively, the "Parties," entered into an amended employment agreement ("Agreement") on December 29, 2000; and

WHEREAS, the Parties want to amend the Agreement effective January 1, 2003;

NOW, THEREFORE, in exchange for valuable mutual consideration, the adequacy and receipt of which is acknowledged by the Parties on their behalf and in behalf of their successors, heirs, assigns and all other claiming through them, the Agreement is amended as follows:

Effective January 1, 2003, wherever used in the Agreement, the term "Change in Control" means:

         The occurrence of the first of any of the following events:

                  [1] Douglas Borror and David Borror both cease to be members of Company's Board of Directors; or

                  [2] Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include [a] the Company, [b] any entity under common control with the Company [within the meaning of Section 414 of the Internal Revenue Code of 1986 ("Code")], [c] BRC Properties Inc. or any of its shareholders or members of the family [as defined in Code
                  (S)318] of Donald Borror or [d] any employee benefit plan of any entity described in Section [2][a], [b] and/or [c] of this definition; or

                  [3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent

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                  of the voting power in the entity immediately after the
                  effective date of that merger or other business combination; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

                  [4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement.

                                           EMPLOYEE

                                            /s/ Peter J. O'Hanlon
                                           -------------------------------------

                                           Signed: December 20 , 2002
                                                           ----


                                           DOMINION HOMES, INC.

                                           By: /s/ Robert A. Meyer, Jr.
                                               ---------------------------------

                                           Signed: December  20 , 2002
                                                            ----